                                                                    EXHIBIT 11.1

                             McLEODUSA INCORPORATED

                      COMPUTATION OF LOSS PER COMMON SHARE
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    Three Months Ended    Nine Months Ended
                                                                      September 30,         September 30,
                                                                   --------------------  -------------------
                                                                     1999       1998       1999       1998
                                                                   ---------  ---------  ---------  --------
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period (A).....................................     150.4      125.8      127.4     123.6
Common shares, Class B, outstanding at the
 beginning of the period (B).....................................       ---        ---        ---       ---
Weighted average number of shares issued
 during the period (A)...........................................       2.3        0.1       17.6       1.6
                                                                     ------     ------    -------    ------
Weighted average number of common shares.........................     152.7      125.9      145.0     125.2
                                                                     ======     ======    =======    ======
Net loss applicable to common shares.............................    $(62.5)    $(33.0)   $(171.4)   $(93.1)
                                                                     ======     ======    =======    ======
Loss per common share............................................    $(0.41)    $(0.26)   $ (1.18)   $(0.74)
                                                                     ======     ======    =======    ======

(A) All shares have been adjusted to give effect to the two-for-one stock split effected in the form of a stock dividend effective July 26, 1999.

(B) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of September 30, 1999, all shares of Class B common stock have been converted into shares of Class A common stock.